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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

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    / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 24, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL AND NEW YORK TIMES ON AUGUST 24, 2001:


                           VAGUE AND UNWORKABLE PLANS?
                                MISLEADING FACTS?
                             SELF-SERVING RHETORIC?
                               WHAT NEXT MR.WYLY?


Over the last two months, in our view Sam Wyly has served up nothing but vague and unworkable plans, misleading facts, and self-serving rhetoric. Now, he has essentially conceded that the market wasn't buying his plans and that he was unelectable.

But Wyly isn't finished. In his latest "plan" to try to get what he wants, he is asking you to install four of his handpicked associates on CA's board, essentially giving him substantial influence over CA without giving shareholders anything. Four associates who don't own any CA stock. Four who supported Wyly's now discredited plan. Four to whom Wyly will make a substantial payment if they are elected to CA's board.

While all directors have fiduciary obligations, whom do you really think Wyly's nominees would be beholden to? Would they continue to pursue Wyly's now discredited agenda?Would they work at cross purposes with the other directors? Would they make it more difficult for CA to pursue its current strategy which has won the support of customers and Wall Street? Would they undermine CA's momentum? And what impact could all of this have on your investment in CA?

CA is on track without Mr. Wyly and his nominees. Great products. Increasingly satisfied customers. Great reviews for increased flexibility. Indeed, CA's stock is up 70% year to date, beating the S&P 500, the Nasdaq Composite, Apple, Cisco, Compaq, Dell, Hewlett-Packard, IBM, Intel and Microsoft,* among others. We've also been strengthening CA's board of directors, adding two independent directors only this past June and continuing a high level search to bring on new members.

We urge you to see through Sam Wyly's latest "plan". Don't let Wyly divide and potentially paralyze CA's board. Don't let Sam Wyly derail CA's future.



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            Protect Your Investment And Vote for CA's Existing Board
                      Sign And Return The WHITE Proxy Card

For additional information, please call MacKenzie Partners, Inc. toll-free at 800-322-2885, or call D.F. King & Co., Inc. toll-free at 800-431-9642.

* Based on stock price appreciation from 12/29/00 - 8/17/01: CA (70%), S&P 500 (-12%), Nasdaq Composite (-24%), Apple (21%), Cisco (-57%), Compaq (-6%), Dell (32%), Hewlett-Packard (-24%), IBM (23%), Intel (-7%) and Microsoft (43%). Figures from Factset.